EXHIBIT 10.12
                                                  1996 FORM 10-K

                            ELEVENTH AMENDMENT
                            TO CREDIT AGREEMENT


          THIS ELEVENTH AMENDMENT TO CREDIT AGREEMENT, dated as of December 31, 1996, amends and supplements the Credit Agreement dated as of December 14, 1994, as amended (the "Credit Agreement"), between BUCYRUS INTERNATIONAL, INC. (f/k/a Bucyrus-Erie Company) (the "Company") and BANK ONE, MILWAUKEE, NATIONAL ASSOCIATION (the "Bank").

                                  RECITAL

          The Company and the Bank desire to amend and supplement the Credit Agreement as provided below:

                                AGREEMENTS

          In consideration of the promises and agreements set forth in the Credit Agreement as amended hereby, the Company and the Bank agree as follows:

          1. Definitions and References. Capitalized terms not defined herein have the meanings assigned in the Credit Agreement. Upon the fulfillment of the conditions set forth in section 3 below, all references to the Credit Agreement contained in the Loan Documents shall mean the Credit Agreement as amended by this Eleventh Amendment to Credit Agreement.

          2.   Amendments.

               (a) Section 2.16(b)(iv)(a) of the Credit Agreement is amended by deleting "$250,000" and replacing it with "$25,000".

               (b) Section 2.6(b)(iv)(b) of the Credit Agreement is amended by inserting the following sentence at the end of such section:

     The Company shall furnish to the Bank, within 21 days after the end of each month, a certificate as to the value of the work-in-process inventory comprising Project No. 4 and of the Qualified Collahuasi Accounts as of the last date of the preceding month.

               (c) The first sentence of section 2.16(b)(iv)(c) of the Credit Agreement is amended to read as follows:

     The Company shall provide written or telephonic notice (and if telephonic, confirmed in writing promptly thereafter) of a requested borrowing by 1:00 PM, Milwaukee time, on the date of the requested advance, specifying the amount thereof.

               (d) Section 2.16(b)(iv)(e) of the Credit Agreement is amended to read as follows:

                    (e) Interest Rate: Prior to maturity, the outstanding principal balance of Project Financing Note No. 4, to the extent comprised of Reference Rate Loans, shall bear interest at the Reference Rate plus 1/4 of one percent (and such rate shall change on each day on which the Reference Rate changes) and, to the extent comprised of Libor Rate Loans, shall bear interest at the adjusted Libor Rate during the applicable Loan Period with the applicable Libor Margin being 2.75%. After maturity, the unpaid principal balance of Project Financing Note No. 4 and all accrued interest shall bear interest at the Reference Rate in effect from time to time plus 2.25%.

               (e)  The parenthetical contained in the first sentence of
section 2.16(b)(iv)(f) is amended to read as follows:

     (provided, however, that [a] during the period from May 20, 1996 to Maturity Date, 1996 the commitment fee shall be calculated using 3/8 of 1% per year and [b] thereafter, until the first to occur of (i) the date on which the outstanding principal balance of Project Financing Note No. 4 equals or exceeds $7,000,000, (ii) the date on which a Collahuasi Project Letter of Credit is issued by the Bank or (iii) the date on which an outstanding Letter of Credit becomes a Collahuasi Project Letter of Credit pursuant to section 2.17 below, the commitment fee shall be calculated using 3/8 of 1% per year)

               (f) The definition of "Minimum Project Financing Reserve" contained in section 2.16(b)(iv)(h) of the Credit Agreement is amended to read as follows:

                    "Minimum Project Financing Reserve" means (a) $0 at all times that the outstanding principal balance of Project Financing Note No. 4 is less than $7,000,000 and (b) $5,000,000 at all other times.

               (g) Section 6.11 of the Credit Agreement is amended by deleting the phrase "prior to July 1, 1996" and replacing it with "prior to the date the Bank's commitment to provide Project Financing under section 2.16(b)(iv) has expired and Project Financing Note No. 4 has been paid in full (unless the prior written consent of the Bank and The Bank of Nova
Scotia is obtained)".

          3.   Closing Conditions.  This Eleventh Amendment to Credit
Agreement shall be effective upon its execution and delivery by the Company and the Bank and the receipt by the Bank of:

               (a) written consent of The Bank of Nova Scotia to the execution and delivery of this Eleventh Amendment by the Bank; and

               (b) such other documents as the Bank may reasonably request relating hereto.

          4. Representations and Warranties. The Company represents and warrants to the Bank that:

               (a) The execution and delivery of this Eleventh Amendment are within the Company's corporate power and corporate authority, have been duly authorized by all necessary corporation action on the part of the Company, are not in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the Certificate of Incorporation or By-Laws of the Company or the terms of any agreement, restriction or undertaking to which the Company is a party or by which it is bound and do not require the approval or consent of the shareholders of the Company, any governmental body agency or authority or any other person or entity.

               (b) The representations and warranties set forth in section 3 of the Credit Agreement are true and correct in all material respects as of the date of this Eleventh Amendment and no Default or Event of Default has occurred and is continuing.

          5. Costs and Expenses. The Company agrees to pay all costs and expenses (including reasonable attorneys' fees) paid or incurred by the Bank in connection with the execution and delivery of this Eleventh Amendment.

          6. Effective Date. Upon fulfillment of the conditions set forth in section 3, this Eleventh Amendment shall be effective as if entered into on May 20, 1996.

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           7.   Full Force and Effect.  The Company and the Bank confirm that the Credit Agreement, as amended hereby remains in full force and effect.

                                   BANK ONE, MILWAUKEE,
                                   NATIONAL ASSOCIATION

                                   BY /s/William E. Shaw VP
                                      William E. Shaw, Vice President


                                   BUCYRUS INTERNATIONAL, INC.

                                   BY /s/J. F. Bosbous
                                       Its Assistant Treasurer